UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (November 7, 2008)

AMERICA SERVICE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (615) 373-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2008, America Service Group Inc. (the “Company”) entered into a Letter Agreement with Michael Catalano (the “Letter Agreement”), which amended the Separation Agreement and General Release, dated as of September 15, 2008, between the Company and Mr. Catalano (the “Separation Agreement”), as previously disclosed in a Current Report on Form 8-K filed by the Company on September 19, 2008.
The Letter Agreement amends the terms of the Separation Agreement as follows: (i) Mr. Catalano will resign his position as Chief Executive Officer of the Company effective as of December 30, 2008; (ii) all shares of restricted stock, stock options and other equity awards held by Mr. Catalano, as referenced in Section 1(b) of the Separation Agreement, will accelerate, immediately vest and be fully exercisable without restriction on and as of December 30, 2008; and (iii) the Company will pay Mr. Catalano the consideration described in Sections 2(b), 2(c) and 2(d) of the Separation Agreement on December 30, 2008. Mr. Catalano will remain an employee of the Company and Chairman of the Board of Directors until January 1, 2009.
Except as expressly stated above, all other terms and conditions of the Separation Agreement remain in full force and effect and are not amended by the Letter Agreement. A copy of the Letter Agreement is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
10.1	Letter Agreement, dated as of November 7, 2008, between America Service Group Inc. and Michael Catalano

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC. (Registrant)
Date: November 10, 2008	By:	/s/ Michael Taylor
Michael Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement, dated as of November 7, 2008, between America Service Group Inc. and Michael Catalano